UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BLUE VALLEY BAN CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2007 Annual Meeting of Stockholders
and Proxy Statement
ANNUAL MEETING OF STOCKHOLDERS
May 16, 2007
5:45 p.m.
Blue Valley Ban Corp.
7900 College Boulevard
Overland Park, Kansas 66210

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2007
Blue Valley Ban Corp.’s (“Blue Valley” or the “Company”) annual stockholder meeting will be on Wednesday, May 16, 2007, at 5:45 p.m., in the Community Room at the Bank of Blue Valley’s College Banking Center located at 7900 College Boulevard, Overland Park, Kansas 66210 to consider and vote on the following matter:
1.	The election of directors to hold office until the expiration of their three-year terms, or until their successors shall be elected and qualified.
Only stockholders of record at the close of business on March 30, 2007 will be entitled to notice of or to vote at this meeting or any adjournments thereof.
Your vote is very important. We invite you to attend the annual meeting and vote your shares directly. However, if you are unable to personally attend, we urge you to exercise your right to vote by completing and returning the enclosed proxy in the envelope provided. If you are a stockholder of record and attend the meeting, you may revoke your proxy by voting in person.

By Order of the Board of Directors,
/s/ Patricia L. Day
Patricia L. Day
Corporate Secretary

The date of this notice is April 16, 2007.
PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PROPOSAL # 1: ELECTION OF DIRECTORS
OTHER MATTERS
COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS
STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

BLUE VALLEY BAN CORP.
11935 RILEY
OVERLAND PARK, KANSAS 66213
PROXY STATEMENT
GENERAL INFORMATION
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Blue Valley Ban Corp. (“Blue Valley” or the “Company”) for the 2007 Annual Meeting of Stockholders and for any adjournment or postponement of the Annual Meeting. The 2007 Annual Meeting will be held on Wednesday, May 16, 2007 at 5:45 p.m. in the Community Room at the Bank of Blue Valley College Banking Center, 7900 College Boulevard, Overland Park, Kansas 66210.
This proxy statement and the accompanying proxy card will first be sent on or about April 16, 2007 to the Blue Valley Ban Corp. stockholders of record as of March 30, 2007. Attendance at the Annual Meeting is limited to stockholders of record or their proxies, beneficial owners of Company stock having evidence of such ownership, and guests of the Company.
Proxies are being solicited to give all stockholders of record an opportunity to vote on the matter to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on the matter to be voted upon at the Annual Meeting.
Only record holders of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 2,433,498 shares of Company common stock issued and outstanding. Each share is entitled to one vote on each matter properly brought before the meeting. Shares can be voted at the meeting only if the stockholder is present or represented by a valid proxy.
Many stockholders cannot personally attend the meeting and choose to be represented by proxy. Any stockholder of record giving the accompanying proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by (i) delivery of written notice to the Corporate Secretary, (ii) delivery of a properly executed, later-dated written proxy, or (iii) voting by ballot at the Annual Meeting. Providing a proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.
All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign the proxy but do not specify how you want your shares to be voted, your shares will be voted in the manner recommended by the Board on all matters subject to vote by proxy. Votes will be counted by the Inspectors of the Election appointed by the Chairman at the meeting.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. The Company does not anticipate that any other matters will be raised at the Annual Meeting.
Blue Valley Ban Corp. maintains the confidentiality of the votes of individual stockholders. The Company does not disclose these votes to any member of management, unless they must disclose for legal reasons. The Inspectors of the Election may have access to individual votes in the normal course of counting and verifying the vote.

Cost of Proxy Solicitation
The Company will pay the cost of this solicitation of proxies. In addition, our Directors, officers or employees may solicit proxies for us in person or by telephone. The Company may also, upon request, reimburse brokerage firms and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.
Required Votes—Election of Director Nominees
The Board is divided into three classes. At each annual meeting of stockholders, the director(s) constituting one class are elected for a three-year term.
Any shares not voted (whether by abstention, withheld votes, broker non-votes or otherwise) have no impact on the election of director(s) except to the extent that the failure to vote for an individual may result in another individual receiving a larger proportion of the total votes. If you sign the proxy but do not specify how you want your shares to be voted, your shares will be voted in favor of the election of each nominee listed on the proxy.
Each nominee must be elected by a plurality of the votes cast in person or by proxy at a meeting at which a quorum is present.
Each nominee has agreed to serve as director if elected and the Company is not aware of any nominee that will be unable to serve. If for any reason the nominee is unable to do so, the proxies will be voted for a substitute nominee selected by the Board.
(THIS SPACE INTENTIONALLY LEFT BLANK)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of March 31, 2007 by (1) persons known by the Company to own of record or beneficially five percent or more of the outstanding common stock; (2) the Company’s directors; (3) each of the executive officers of the Company named in the Summary Compensation Table; and (4) all of the directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person listed below is c/o 11935 Riley, Overland Park, Kansas 66213. This information has been prepared based upon the SEC’s “beneficial ownership” rules. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock beneficially owned.

	Amount and Nature
	of Beneficial		Percentage of Class
Name and Address of Beneficial Owner	Ownership		(2)
Robert D. Regnier	766,498	(1)	31.50%
Thomas A. McDonnell	159,752	(1)	6.56%
Donald H. Alexander	151,832	(1), (2)	6.24%
Wayne A. Henry, Jr.	122,580	(1), (2)	5.04%
Robert D. Taylor	7,100	(1)	.29%
Michael J. Brown	600	(1)	.02%
Mark A. Fortino	9,241	(1)	.38%
Sheila C. Stokes	9,117	(1), (2)	.38%
Ralph J. Schramp	3,108	(1), (2)	.13%

All directors and executive officers, 9 in number, as a group	1,229,828		50.54	% (3)

(1)	Includes unvested restricted stock awards for the following persons: Robert D. Regnier, 1,800; Thomas A. McDonnell, 600; Donald H. Alexander, 600; Wayne A. Henry, Jr., 600; Robert D. Taylor, 600; Michael J. Brown, 600; Mark A. Fortino, 1,200; Sheila C. Stokes, 600; and Ralph J. Schramp, 600.

(2)	Includes options that are currently exercisable, or become exercisable within 60 days of March 31, 2007, to purchase from us the number of shares of common stock indicated for the following persons: Donald H. Alexander, 8,400; Wayne A. Henry, Jr., 2,400; Sheila C. Stokes, 6,400; and Ralph J. Schramp, 600.

(3)	Based on the number of shares of common stock outstanding on March 31, 2007, which was 2,433,498 shares.

CORPORATE GOVERNANCE
Our business is managed by the Company’s employees under the direction and oversight of the Board. Except for Robert Regnier, our Chairman and Chief Executive Officer, none of our Board members are employees of the Company. We keep Directors informed of our business through discussions with management, materials provided to them, and their participation in Board and Board Committee meetings.
The Board has adopted a Code of Conduct and Business Ethics policy for employees and officers, and an Audit Committee Charter to assist in providing a framework for the governance of the Company.
Director Independence
The Board reviews and determines the independence of each Director and nominee for election as a Director. The Board applies the definition of “independent directors”, as defined by the listing standards of the American Stock Exchange. The Board has determined that each of the following non-employee directors of the Company is independent:
Donald H. Alexander
Michael J. Brown
Wayne A Henry, Jr.
Thomas A McDonnell
Robert D. Taylor
The Board determined that Robert D. Regnier, as an employed executive officer of the Company, is not independent.
Committees of the Board of Directors and Meeting Attendance
The Board had five meetings during the last fiscal year. The only director who attended fewer than 75% of the meetings of the Board and Board-designated committees on which they served during the last fiscal year was Mr. McDonnell. The Company does not have a policy covering Board member attendance at the Annual Meeting of Stockholders. However, four of the Company’s six Board members attended the 2006 Annual Meeting of Stockholders.
The Board has a standing Audit Committee appointed from among its members. Members of the Audit Committee include Mr. Henry, Mr. Alexander and Mr. Taylor who was appointed to the Committee in April 2006. All members of the Audit Committee are “independent directors” as defined by the listing standards of the American Stock Exchange. The Board has determined that Mr. Taylor, Chairman of the Audit Committee, Mr. Alexander, and Mr. Henry meet the requirements for being “audit committee financial experts” as the term is used under the Securities and Exchange Commission rules. The biographies of Mssrs. Taylor and Alexander are on page 17.
The Board does not have a standing Compensation Committee. Executive compensation is determined jointly by the full boards of directors of the Company’s subsidiary bank (the “Bank”). Thus, the Board believes that it is appropriate to not have a Compensation Committee or a Compensation Committee Charter.
The Board does not have a standing Nominating Committee Committee. With the exception of the CEO, the full Board is composed of independent directors who nominate persons to serve as directors of the Company. The Board therefore believes that it is appropriate to not have a Nominating Committee or a Nominating Committee Charter. When considering director candidates, the Company’s Board will consider properly submitted stockholder nominations for candidates. The Board utilizes a variety of methods for identifying and evaluating nominees for directors. The Board assesses its number of directors periodically and determines whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the full Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, stockholders or other persons. These candidates are evaluated and may be considered at any point during the year. Stockholder nominations should be addressed to:
Blue Valley Ban Corp.
Attn: Chairman of the Board
11935 Riley
Overland Park, KS 66213
The Board will consider properly submitted stockholder nominations for director candidates, following verification of the stockholder status of persons proposing the candidates. In evaluating nominations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board. Ms. St. Peter, who is standing for election by Blue Valley Ban Corp. stockholders for the first time at the Annual Meeting, was recommended to the Board for nomination as a director of the Company by Robert D. Regnier, who is a director of the Company and the Bank and President and Chief Executive Officer of the Company and the Bank, and acknowledged by the Company’s Board as someone who will bring a great deal of knowledge and experience in public relations and strategic analysis to the Board.
The Board considers candidates based upon several criteria, including their broad-based business and professional skills and experience, education, accounting, financial expertise, reputation, civic and community relationships, concern for the long-term interest of stockholders, personal integrity and judgment, and knowledge and expertise in the banking industry. When evaluating nominees, the composition of the entire Board is taken into account, including a desire for a majority of independent directors. In addition the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board.
Compensation Committee Interlocks and Insider Participation
All of our executive officers and employees are employed by the Bank and do not receive separate compensation for positions held with the Company, Blue Valley Investment Corporation, or Blue Valley Building Corp., or any other subsidiaries of the Company. Executive compensation is determined jointly by the full boards of directors of the Company and the Bank. During 2006, Robert D. Regnier, who is a director of the Company and the Bank and President and Chief Executive Officer of the Company and the Bank, as well as Mark A. Fortino, who is Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank, participated in the deliberations of the boards of directors of the Company and the Bank concerning executive compensation for employees other than themselves. There are no other reportable compensation committee interlocks or insider participation matters.
Code of Conduct and Ethics
The Company has had a written Code of Conduct-Addendum for Senior Financial Officers and a Code of Conduct and Business Ethics Policy for employees of the Company and its subsidiaries for many years. The codes and policy include guidelines relating to financial reporting, legal and regulatory compliance, violation reporting, accountability, conflicts of interest, improper influence on conducts of audits, whistleblower protection, personal and business conduct, harassment and discrimination, and proprietary and confidential information.

Communications with the Board
Individuals may communicate directly with any member of the Board or any individual chairman of a committee of the Board by writing directly to those individuals at the following address:
Blue Valley Ban Corp.
11935 Riley
Overland Park, KS 66213
Communications that are intended for the non-management independent directors generally should be marked as such. The Company’s general procedure is to forward, and not to intentionally screen, any mail received at the Company’s corporate office unless the Company believes the communication may pose a security risk.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Bank periodically makes loans to our executive officers and directors, the members of their immediate families and companies with whom they are affiliated. As of December 31, 2006, the Bank had aggregate loans outstanding to such persons of approximately $9.6 million, which represented 17.77% of our stockholders’ equity of $53.8 million on that date. These loans:
•	were made in the ordinary course of business;

•	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and

•	did not involve more than the normal risk of collectibility or present other unfavorable features.
AUDIT COMMITTEE REPORT
The role of the Audit Committee is to assist the Board in its oversight of the Company’s accounting, auditing and financial reporting processes. During 2006, the Company’s Audit Committee consisted of three “independent” directors, as defined by the listing standards of the American Stock Exchange, as well as two advisory members who are directors of the Bank. The Audit Committee has general responsibility for oversight of financial controls, as well as our accounting, regulatory and audit activities, and annually reviews the qualifications of our independent auditors. The Audit Committee operates pursuant to a written charter which was last updated and reviewed by the Board in August 2006 and is attached hereto as Appendix A. As set forth in the charter, management of the Company is responsible for establishing and maintaining the Company’s internal control structure over financial reporting, for preparing the Company’s financial statements in accordance with generally accepted accounting principles and applicable laws and regulations, safeguarding and management of assets, and ensuring compliance with federal and state laws and regulations. The Company’s independent auditors, BKD, LLP, are responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with accounting standards generally accepted in the United States of America.
During the year ended December 31, 2006, the Audit Committee met four times and the Audit Committee discussed with management and the independent auditors all interim financial information prior to public release.

In the performance of its oversight function, the Audit Committee has received from the independent accountants a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent auditor the independent auditor’s independence, including but not limited to any relationships that may impact their objectivity and independence and satisfied itself as to the independent auditors independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.
The Audit Committee has discussed and reviewed the audited financial statements with BKD, LLP as of December 31, 2006. The Audit Committee has also discussed with BKD, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”.
The Audit Committee reviewed with management and the independent auditors, the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006. Pursuant to this review, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s 2006 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.
The Audit Committee has selected and approved BKD, LLP as the Company’s independent public accountants for fiscal year 2007.
Submission by The Audit Committee of the Company’s Board:
Robert D. Taylor, Chairman of the Audit Committee
Donald H. Alexander
Wayne A. Henry, Jr.
Charles H. Hunter, advisory member
Suzanne E. Dotson, advisory member
INDEPENDENT AUDITORS
BKD, LLP has served as independent auditor of the Company since 1989. Such services include the audit of the financial statements of the Company for the recently completed fiscal year, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and other appropriate services as approved. A member of BKD, LLP will attend the annual meeting and will have the opportunity to make a statement if desired. Such member will also be available to respond to appropriate questions from the stockholders.
Independent Auditor Fee Information
The following is a summary of fees billed by BKD, LLP for professional services rendered during the fiscal years ended December 31, 2006 and 2005:

	2006	2005
	(dollars in thousands)
Audit fees	$116	$98
Audit-Related fees	—	7
Tax fees	29	23
All other fees	22	16

Total	$167	$144

Audit fees paid to BKD, LLP are for professional services rendered for the audits of the Company’s annual consolidated financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Tax fees include fees paid for the preparation and review of the Company’s state and federal tax returns and tax consulting services. All other fees included regulatory application filing, strategic planning, and for permitted advisory services. The Audit Committee has considered and found that the provision of services by BKD, LLP covered above is compatible with maintaining their independence. During 2006, 96% of the total fees disclosed in the Independent Auditor Fee Information table were specifically approved by the Audit Committee.
The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform audit and permitted non-audit services for the Company:
For audit services, the independent auditor provides the Audit Committee with a fee proposal and engagement letter during the first quarter of the year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, the engagement letter is formally accepted by the Audit Committee.
For non-audit services, Company management submits to the Audit Committee for approval significant non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant pre-approval for non-audit services not to exceed $15,000 per engagement. The decision of the Chair shall be presented to the full Audit Committee at each of its scheduled meetings. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service recommended is permissible under all applicable legal requirements.
COMPENSATION DISCUSSION AND ANALYSIS
This section contains a description and analysis of the compensation programs and decisions the Company made for 2006 for our Chief Executive Officer, Chief Financial Officer, and the Company’s executive officers. The executive officers for 2006 were as follows:

Name	Title
Robert D. Regnier	Chairman, President, and Chief Executive Officer
Mark A. Fortino	Senior Vice-President and Chief Financial Officer
Ralph J. Schramp	Senior Vice-President — Commercial Division
Sheila C. Stokes	Senior Vice-President — Retail Division
Background of Executive Officers
Robert D. Regnier (age 58) has been a director and the President and Chief Executive Officer of Blue Valley and the Bank since their formation in 1989. He has also been the sole director and President and Chief Executive Officer of Blue Valley Investment Corporation since its formation in 1995, and of Blue Valley Building Corp. since its formation in 1994. Prior to forming Blue Valley, Mr. Regnier held various managerial positions with Boatmen’s Bank and Trust and Boatmen’s First National Bank of Kansas City. Mr. Regnier has nearly 30 years of experience in a number of banking areas, including lending, investments, personnel, administration, trust, operations, new business development and mergers. Mr. Regnier serves on the Board of Directors of the Civic Council of Greater Kansas City, Greater Kansas City Chamber of Commerce, Union Station Kansas City, Inc., Kansas Venture Capital, Inc., Community Foundation of Johnson County, Overland Park Research & Development Foundation, Enterprise Center for Johnson County, the Greater Kansas City Chamber Johnson County Leadership Council, and the Kansas City Area Development Council.

Mark A. Fortino (age 40) has been Chief Financial Officer and/or Treasurer of Blue Valley, Blue Valley Investment Corporation and Blue Valley Building Corp., and Senior Vice President and Chief Financial Officer of the Bank since May 1998. As such, he is responsible for oversight of all financial reporting and analysis for Blue Valley, as well as oversight of operations, human resources, compliance, internal audit, loan review, information technology and administration. Mr. Fortino also serves on the Technology, Asset/Liability Management and Work-Life Committees of the Bank. Mr. Fortino is a certified public accountant, and for ten years prior to joining Blue Valley served in various positions, including Audit Manager, at Baird, Kurtz & Dobson (now BKD, LLP), a public accounting firm in Kansas City, Missouri. His prior experience includes bank consulting and auditing, bank mergers and acquisitions, public securities offerings and periodic SEC reporting. Mr. Fortino is a member of the Missouri Society of CPAs and the American Institute of CPAs. Mr. Fortino is the Treasurer and serves on the Finance Committee of the Girl Scouts of Midcontinent Council and is the Chair of the University of Kansas Accounting and Information Systems Advisory Board.
Ralph J. Schramp (age 57) joined the Bank in 2002 and is currently Senior Vice President - Commercial Lending and Business Development. In this capacity, he is responsible for managing and directing the commercial credit sales efforts at all Bank locations. Mr. Schramp has over 31 years of banking experience in Iowa, Missouri, and Kansas. He began his banking career with Davenport Bank & Trust Company, Davenport, Iowa in 1972 to 1976. He served in several capacities with United Missouri Bank beginning in 1976, including President and CEO of United Missouri Bank of Blue Springs, Missouri from 1979 to 1983. He served as Senior Commercial Loan Officer at MidAmerican Bank & Trust Company, Roeland Park, Kansas from 1984 to 1986 and President and CEO of Truman Bank and Trust Company, Grandview, Missouri from 1986 to 1993. After holding lending and business development positions from 1993 to 1999 with Mercantile Bank, Kansas City, Missouri and Community Bank, Prairie Village, Kansas, Mr. Schramp spent three years as Vice President of Finance & Administration for a manufacturing company in Grandview, Missouri. Mr. Schramp is on the St. Joseph Health Center Advisory Council and is the Advisory Board Chairman and member of the Foundation Board for Sisters of St. Francis of the Holy Eucharist.
Sheila C. Stokes (age 45) has been with the Bank since 2001 as Senior Vice President heading the Bank’s Retail Division. Ms. Stokes is responsible for all Retail sales and activities, Private Banking, Call Center, Consumer Lending, Marketing, and Signature Financial Services. Ms. Stokes has been employed in banking for over twenty years with experience as a Personal Banker, Banking Center Manager and Regional Sales Manager. Most recently, she was Vice President, Regional Sales Manager at Bank of America, Kansas City from 1997 to 2001. Previously, she had served as Assistant Vice President, Banking Center Manager, Bank of America, Kansas City from 1991 to 1996, Assistant Cashier, Assistant Banking Center Manager, Bank of America from 1985 to 1990.
Objectives of our Compensation Program
The Company seeks to attract, motivate and retain highly-qualified executive officers and compensate them accordingly to maximize short-term and long-term benefits to the Company and its stockholders. To accomplish this goal, the total compensation of the Company’s executive officers includes base compensation as well as incentive compensation in the form of cash bonuses and equity incentive grants. The compensation program of the Company has the following elements:
1.	Measurable goals that promote the interests of our employees, customers and stockholders;

2.	Long-term incentive compensation programs; and

3.	Competitve pay practices

Role of the Board of Directors
The boards of directors of the Company and the Bank have the overall responsibility for the compensation of our executive officers. When determining the appropriate level of executive compensation, including that for the CEO, the boards of directors consider factors such as compensation surveys and research data, duties performed by each executive and the level of performance of each executive’s department(s) and/or area(s) of responsibility, as well as the overall performance of the Company.
Compensation Consultant
In 2005, the compensation consulting firm of Insight Management Consulting Group was retained to evaluate the Company’s compensation practices, to benchmark the Company’s compensation practices against other similarly situated financial services institutions and to assist in developing and implementing any necessary changes to the Company’s compensation program and philosophy. Insight Management Consulting Group utilized numerous industry and general market sources that are publicly available including:
     Industry Sources:
•	Kansas Bankers Association Compensation & Benefits Survey

•	Bank Cash Compensation Survey — Bank Administration Institute

•	Key Executive Compensation Survey — Bank Administration Institute

•	Banking Survey for Executive/Mid Mgmt/Profess Positions — Towers Perrin

•	Banking Surveys — Hay Group

•	Financial Institutions Benchmark Compensation Report — ECS/Wyatt Data Services

•	Financial Services Suite — Marsh/William M. Mercer
     General Market Sources:
•	Information Technology Compensation Survey — Mash/William M. Mercer

•	Finance, Accounting & Legal Compensation Survey — Marsh/William M. Mercer

•	Industry Report on Executive Management — ECS/Wyatt Data Services

•	Industry Report on Middle Management — ECS/Wyatt Data Services

•	Industry Report on Professional Positions — ECS/Wyatt Data Services

•	Industry Report on Supervisory Positions — ECS/Wyatt Data Services

•	Geographic Report on Middle Management — ECS/Wyatt Data Services

•	Geographic Report on Professional Positions — ECS/Wyatt Data Services

•	Human Resource Association of Greater Kansas City — Salary & Benefits Survey
The study completed by Insight Management revealed that all of the Company’s executive officers were compensated below the median range of the 50th percentile. None of the executive officers’ pay was found to be unreasonable or out of the range of compensation paid by the peer group for individuals in similar roles with similar responsibilities.
No significant adjustments in compensation were made in 2006, and the Board therefore did not perceive the need to update the study. Updates will be made in the future as deemed necessary by the Board of Directors.
Performance Reviews
At the beginning of fiscal year 2006, the Board of Directors and executive officers established the performance goals for 2006. These performance goals factor into the annual performance reviews for each executive officer. At the end of each fiscal year, the Company’s executive officers perform a self-evaluation of their performance and goals. The Company’s CEO conducts the performance evaluations of each of the executive officers and presents the recommendations to the boards of directors of the Company and Bank as to their compensation for the upcoming year. The performance review of the CEO is based on the financial performance of the Company, achievement of goals, and overall management of risk. The boards of directors discuss the CEO’s performance and recommend and approve the compensation for the upcoming year.

Elements of Compensation
Total compensation for executive officers consisted of the following components:
Base Salary
An executive officers base salary is a guaranteed element of annual compensation on which he or she may rely on regardless of performance. The base salary for each executive officer reflects his or her position, responsibilities and contributions relative to other executives and applicable market data. Base salary is reviewed each December, as well as other times to recognize a promotion or change in job responsibilities as necessary.
Annual Incentive Cash Compensation
The Company’s Incentive Compensation Plan is a cash incentive plan to reward our executive officers for the achievement of the Company’s annual performance goals. In awarding annual cash incentives, the Board considers the Company’s financial performance compared to the annual target for Return on Equity, or “ROE.”
The Company’s executive officers are eligible to receive an annual cash incentive equal to a percentage of their base salary based entirely on the Company’s ROE achieved. The range of potential annual cash incentives as a percentage of base salary for our executive officers is as follow, and is based on achievement of an annual ROE of 10% to greater than or equal to 20%:

Name	Annual Cash Incentive Ranges
Robert D. Regnier	10% to 100%
Mark A. Fortino	10% to 75%
Ralph J. Schramp	10% to 75%
Sheila C. Stokes	10% to 75%
If the Company does not achieve an ROE of at least 10%, then no cash incentives are paid. For years, that the Company exceeds an ROE of 10%, the eligible incentive increases incrementally as ROE increases. For 2006, the annual cash incentive awards for Mr. Regnier, Mr. Fortino, Mr. Schramp, and Ms. Stokes were approximately 37%, 29%, 29%, and 29% respectively.
Long-Term Equity Awards
The Company has historically awarded stock option and restricted stock grants to provide our executive officers with long-term equity awards for performance, to more closely align their interests with the Company’s stockholders, and to retain talented executives. The 1998 Equity Incentive Plan, amended and restated as of May 14, 2003, provides for the issuance of equity-based awards, including restricted stock and stock options. Commencing in 2003, the Company began issuing restricted stock in lieu of non-qualified stock options. The restricted stock awarded to the CEO and executive officers is determined at the discretion of the Board of Directors. Restricted stock awarded to the CEO and executive officers for 2006 performance (grant date February 1, 2007) was 1,800 shares for the CEO and 600 shares for each executive officer. The restricted stock for the CEO has a one year vesting date, while the restricted stock for the executive officers vests over 3 years.
Unvested restricted stock grants are normally forfeited upon termination of employment. However, there are special vesting rules in case of death or disability. In the case of death or disability, the restricted shares become non forfeitable.

Long-Term Retention Bonus Plan
A new Long Term Retention Bonus Plan was approved by the Board this past December. It will be effective for years ending December 31, 2007 and after. The plan creates a bonus pool that is only paid out when the prior three year average ROE is greater than or equal to 14%. The plan is funded by the Company each year. The contribution made by the Company will equal 50% of each executive officer’s year end bonus. This additional bonus contribution will create a Long Term Retention Bonus Pool for that executive officer. One-third of the balance will be paid out in qualifying years, however the entire pool balance is forfeited upon termination of employment. If the executive officer provides 20 years of service and reaches 55 years of age, or reaches Social Security Retirement age, 100% of the remaining pool balance is paid out to the executive officer. The first possible payout will be in January of 2010, provided the previous three-year average ROE exceeds 14%.
Other Benefits
Other benefits provided by the Company include the following retirement plans: 401(k) Plan and Profit Sharing Plan. For the 401(k) Plan, the Company matches 100% on the first 3% deferred and 50% match on the next 2% deferred by the individual. All funds are immediately 100% vested. For the Profit Sharing Plan, the Company makes contributions to the Plan based on Company profits. The Board determines the amount to be contributed each year. Eligibility to participate is after one year of service. Vesting is at 20% each year.
Employment Agreements
Mr. Regnier, Mr. Fortino, Mr. Schramp, and Ms. Stokes each has an oral agreement with the Company for “at will” employment which includes the following:
1.	Entitlement to a salary, adjusted annually by the Board;

2.	Participation in the annual incentive bonus program (incentive is based upon the ROE of the Company);

3.	Eligibility for incentive awards under the 1998 Equity Incentive Plan, as determined by the Board;

4.	Entitlement to medical and disability insurance and other forms of health, life and other insurance and/or benefits provided by the Company to its employees; and

5.	Entitlement to paid time off and all other employee benefits provided by the Company to its employees, except for Mr. Regnier with respect to the Employee Stock Purchase Plan due to his greater than 5% ownership in the Company.
COMPENSATION COMMITTEE REPORT
The Board does not have a standing Compensation Committee. Executive compensation is determined jointly by the full boards of directors of the Company and the Bank. The Board of the Company reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the review and discussion, the Board of the Company determined to include the Compensation and Analysis in the Proxy Statement for filing with the Securities and Exchange Commission.
Submission by the Board of the Company:
Robert D. Regnier
Donald H. Alexander
Michael J. Brown
Wayne A. Henry, Jr.
Thomas A. McDonnell
Robert D. Taylor

EXECUTIVE COMPENSATION
The Summary Compensation Table below provides summary information concerning compensation that was paid or accrued for fiscal year ended December 31, 2006 to or on behalf of the Chief Executive Officer, Chief Financial Officer, and the other highest paid executive officers whose salary and bonus for 2006 was in excess of $100,000. Executive officers do not have employment contracts assuring continued employment, but do have oral agreements for “at will” employment as discussed above on page 12.
SUMMARY COMPENSATION TABLE

	Total Compensation
				Stock	Option	All Other
Name and Principal Positions	Year	Salary	Bonus (1)	Awards (2)	Awards	Comp (3)	Total
Robert D. Regnier	2006	$255,000	$94,520	$63,000	$—	$25,480	$438,000
President, Chief Executive Officer and Chairman of the Board of Directors of Blue Valley; Chief Executive Officer and Director of the Bank

Mark A. Fortino	2006	$133,000	$38,636	$21,000	$—	$17,451	$210,087
Chief Financial Officer of Blue Valley; Senior Vice President and Chief Financial Officer of the Bank

Ralph J. Schramp	2006	$120,000	$34,860	$21,000	$—	$16,358	$192,218
Senior Vice President — Commercial Division of the Bank

Sheila C. Stokes	2006	$120,000	$34,860	$21,000	$—	$16,081	$191,941
Senior Vice President — Retail Division of the Bank

(1)	Amounts reflected in the Bonus column reflect cash incentive awards earned in 2006 and paid in 2007, which is discussed in further detail under the heading Annual Incentive Cash Compensation.

(2)	In December 2006, the Board approved restricted stock awards for 2006 performance with a grant date of February 1, 2007. Mr. Regnier was awarded 1,800 shares of restricted stock and Mr. Fortino, Mr. Schramp and Ms. Stokes were each awarded 600 shares of restricted stock. Management’s estimate of the fair value of our common stock at grant date, February 1, 2007, was $35.00 per share

(3)	All Other Compensation is comprised of the following amounts:

				Cash
			Premiums	Dividends
		Profit	for Group	Paid on	Total All
	401(k)	Sharing	Term Life	Stock	Other
Name	Match	Contribution	Insurance	Awards (a)	Compensation
Robert D. Regnier	$8,800	$14,298	$1,032	$1,350	$25,480

Mark A. Fortino	$6,434	$10,467	$100	$450	$17,451

Ralph J. Schramp	$5,923	$9,624	$361	$450	$16,358

Sheila C. Stokes	$5,907	$9,598	$126	$450	$16,081

(a)	Amounts reflect cash dividends paid on unvested restricted stock in 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Equity
Incentive
Plan
			Equity					Equity	Awards:
			Incentive					Incentive	Market or
			Plan					Plan	Payout
	Number of		Awards:			Number of	Market	Awards:	Value of
	Securities	Number of	Number of			Shares of	Value of	Number of	Unearned
	Underlying	Securities	Securities			Restricted	Shares of	Unearned	Shares or
	Options	Underlying	Underlying			Stock That	Stock That	Shares or	Other
	(#)	Unexercised	Unexercised	Option	Option	Have Not	Have Not	Other Rights	Rights
	Exercisable	Options (#)	Unearned	Exercise	Expiration	Vested (#)	Vested	That Have	That Have
Name	(1)	Unexercisable	Options	Price	Date	(2)	(3)	Not Vested	not Vested

Robert D. Regnier	—	—	—	$—	—			—	$—

Mark A. Fortino	—	—	—	$—	—	1,200	$40,800	—	$—

Ralph J. Schramp	600	—	—	$25.00	12/12/2012	1,200	$40,800	—	$—

Sheila C. Stokes	4,000	—	—	$19.50	12/13/2011	1,200	$40,800	—	$—
	2,400			$25.00	12/12/2012

(1)	All amounts represent non-qualified stock options awarded under the 1998 Equity Incentive Plan, amended and restated as of May 14, 2003.

(2)	Represents restricted stock granted under the 1998 Equity Incentive Plan, amended and restated as of May 14, 2003. Each individual was awarded 600 shares in 2004 and 600 shares in 2005. The shares awarded in 2004 vest on December 12, 2007 and the shares awarded in 2005 vest on December 15, 2008.

(3)	Management’s estimate of the fair value of our common stock at December 31, 2006 was $34.00 per share based upon the last trade of 2006 which occurred on December 15, 2006.
Option Exercises and Stock Vested in 2006
The following table sets forth information with respect to the executive officers identified in the prior table concerning the exercise of options and stock vested during 2006.

	Option Awards		Stock Awards (1)
	Number of
	Shares	Value
	Acquired	Realized	Number of
	on	on	Shares	Value
	Exercise	Exercise	Acquired	Realized on
Name	(#)	($)	on Vesting (#)	Vesting ($)
Robert D. Regnier	—	—	5,400	$185,400

Mark A. Fortino	—	—	600	$21,000

Ralph Schramp	—	—	600	$21,000

Sheila Stokes	—	—	600	$21,000

(1)	Restricted stock for Mr. Regnier vested on December 11, 2006, December 15, 2006, and December 16, 2006. Fair value of the common stock on those dates was $35.00, $34.00, and $34.00 per share respectively. The remaining executive officers’ restricted stock vested on December 11, 2006. Fair value of the common stock was $34.00 per share.

Director Compensation
The Company pays each of our non-employee directors a fee of $1,000 for each meeting of our Board, and a fee of $350 for each committee meeting that each attends. An employee of the Company or a subsidiary receives no additional compensation for serving as a director. Directors are also eligible to receive stock options, restricted stock and deferred share unit grants under our 1998 Equity Incentive Plan. In February 2007, each non-employee director of the Company was awarded 600 shares of our restricted stock. Mr. Regnier received 1,800 shares of restricted stock as discussed above under Executive Compensation.

	Fees			Non -Equity
	Earned or	Stock	Option	Incentive Plan	All Other	Total
	Paid in	Awards (1)	Awards	Compensation	Compensation	Compensation
Name	Cash ($)	($)	($)	($)	($)	($)
Donald H. Alexander	$9,250	$21,000	—	—	—	$30,250

Michael J. Brown	$6,350	$21,000	—	—	—	$27,350

Wayne A. Henry	$9,250	$21,000	—	—	—	$30,250

Thomas A. McDonnell	$4,500	$21,000	—	—	—	$25.500

Robert D. Taylor	$7,050	$21,000	—	—	—	$28,050

(1)	In December 2006, the Board approved restricted stock awards for 2006 performance with a grant date of February 1, 2007. All non-employee directors received 600 shares with a one year vesting period. Management’s estimate of the fair value of our common stock at February 1, 2007, the grant date, was $35.00 per share.
Board of Directors of the Company and the Bank

Name	Age	Positions
Directors of Blue Valley Ban Corp.

Robert D. Regnier	58	President, Chief Executive Officer and Chairman of the Board of Directors of Blue Valley; President, Chief Executive Officer and Chairman of the Board of Directors of the Bank
Donald H. Alexander	68	Director of Blue Valley and the Bank
Michael J. Brown	50	Director of Blue Valley
Wayne A. Henry, Jr.	54	Director of Blue Valley
Thomas A. McDonnell	61	Director of Blue Valley
Robert D. Taylor	60	Director of Blue Valley

Additional Directors of the Bank

Harvey S. Bodker	71	Director of the Bank
Suzanne E. Dotson	60	Director of the Bank
Charles H. Hunter	64	Director of the Bank

PROPOSAL # 1: ELECTION OF DIRECTORS
The Company’s full board consists of six directors. The Company’s directors are divided into three classes as nearly equal in number as the total number of directors constituting the entire Board permits. At each annual meeting of stockholders, the directors of each class are elected to serve a three-year term, and continue to hold office until their successors are elected and qualified. Two Class I Directors are to be elected at the Annual Meeting and each will serve until expiration of their three-year terms at the Company’s 2010 Annual Meeting of Stockholders or until their successor shall be elected and qualified. The persons named in the accompanying Proxy will vote the shares represented by the Proxy for the election of the following:
Nominees for Election
Class I Director: Term expiring in 2010

			Company
			Director
Name	Age	Position with the Company	Since
Michael J. Brown	50	Director of Blue Valley	2005

Anne St. Peter	41
Michael J. Brown was nominated and approved by the Board as a director of Blue Valley in August 2005. Mr. Brown co-founded Euronet Worldwide in 1994 and has served as the Chief Executive Officer since its formation in 1994. He is also the Chairman of Euronet’s Board of Directors since 1997. Euronet Worldwide is a multinational company with a diverse product and service offering that enables financial institutions to offer secure electronic financial transactions at any time and place. Mr. Brown has nearly 15 years of prior experience in the computer software business.
Anne St. Peter is a candidate to serve as a director of Blue Valley. Ms. St. Peter is the Senior Partner and General Manager of Fleishman-Hillard Kansas City, the fourth-largest Fleishman Hillard office in a global network of 76 offices. Ms. St. Peters has significant experience working with companies that are active in the global health care and biotechnology markets. Prior to joining Fleishman-Hillard, she managed a consulting firm in Washington, D.C. with a client base composed of multinational pharmaceutical companies, professional organizations, biotechnology companies, oncology- and immunology-focused patient advocacy groups, and academic health centers. Ms. St. Peter has served on the national Board of Directors for the American Autoimmune and Related Diseases Association, as well as the Board of the National Kidney Foundation of Kansas and Western Missouri and the Brain Injury Association. Ms. St. Peters currently serves as a member of the Board of Directors for the Center for Practical Bioethics, The Greater Kansas City Chamber of Commerce, and the Kansas City Area Development Council. Ms. St. Peter will be a good fit for our Company Board due to her background in public relations and strategic analysis for public companies.
The Board of Directors recommends a vote “FOR” the election of Mr. Brown and Ms. St. Peter.

Directors Who Will Continue in Office
Class II Director: Terms expiring in 2008

			Company
			Director
Name	Age	Position with the Company	Since
Donald H. Alexander	68	Director of Blue Valley and of the Bank	1992

Robert D. Taylor	59	Director of Blue Valley	2006
Class III Directors: Terms expiring in 2009

			Company
			Director
Name	Age	Position with the Company	Since
Robert D. Regnier	58	President, Chief Executive Officer and Chairman of the Board of Directors of Blue Valley Company; President, Chief Executive Officer and Chairman of the Board of Directors of the Bank	1989
Thomas A. McDonnell	61	Director of Blue Valley	1996
Below we have provided information regarding the principal occupations and business experience of each director of the Company named above. Unless otherwise indicated, each person has held the indicated positions for at least the past five years. Except as otherwise indicated below, there are no reportable family relationships among our directors and executive officers.
Donald H. Alexander has been a director of Blue Valley and member of its Audit Committee since 1992. Mr. Alexander has also been a director of the Bank since its formation in 1989. Mr. Alexander is a private investor with a background in commercial banking. In addition to his positions with Blue Valley and the Bank, Mr. Alexander has also been Chairman of Tulsa Power, LLC in Tulsa, Oklahoma, a machinery fabrication company, since 1998; Chairman of C.D.I, Industrial and Mechanical Contractors, Inc. of Kansas City, Kansas, since 2003; and President and director of Alexander & Associates, Inc. in Kansas City, Missouri, a private investment company, since 1987. Mr. Alexander serves as a trustee for Avila University, as wells as a Director of the Truman Library Institute of Independence, Missouri.
Robert D. Taylor has been a director of Blue Valley and the Audit Committee Chair since April 2006. Mr. Taylor is the President and CEO of Executive AirShare Corporation. Mr. Taylor’s management experience includes serving as Chairman and CEO of Railroad Savings Bank, a $600 million publicly traded savings and loan, and Senior Vice President and Chief Financial Officer of Rent-A-Center, one of the largest consumer rental companies. Mr. Taylor serves as the Chairman of the Board of Elecsys Corporation, a Olathe, Kansas based electronics contract manufacturer. As a member of the Board of Elecsys, Mr. Taylor has served on the Audit and Compensation Committees. Mr. Taylor also serves as a Director of Inergy L.P., a Kansas City based propane retailer. As a member of the Inergy Board, Mr. Taylor serves as a member of the Audit Committee. Mr. Taylor is a trustee of University of Kansas Endowment Fund and a member of the Board of Advisors for the School of Business at the University of Kansas.

Robert D. Regnier has been a director and the President and Chief Executive Officer of Blue Valley and the Bank since their formation in 1989. He has also been the sole director and President and Chief Executive Officer of Blue Valley Investment Corporation since its formation in 1995, and of Blue Valley Building Corp. since its formation in 1994. Prior to forming Blue Valley, Mr. Regnier held various managerial positions with Boatmen’s Bank and Trust and Boatmen’s First National Bank of Kansas City. Mr. Regnier has nearly 30 years of experience in a number of banking areas, including lending, investments, personnel, administration, trust, operations, new business development and mergers. Mr. Regnier serves on the Board of Directors of the Civic Council of Greater Kansas City, Greater Kansas City Chamber of Commerce, Union Station Kansas, Kansas Venture Capital, Inc., Community Foundation of Johnson County, Overland Park Research & Development Foundation, Enterprise Center for Johnson County, the Greater Kansas City Chamber Johnson County Leadership Council, and the Kansas City Area Development Council.
Thomas A. McDonnell has been a director of Blue Valley since 1996. Mr. McDonnell has served as the Chief Executive Officer of DST Systems, Inc. in Kansas City, Missouri since 1984, as President since 1973 (except for a 30-month period from October 1984 to April 1987) and as a director of DST since 1971. DST Systems, Inc. is a provider of information processing and computer software services and products to the financial services, communications and healthcare industries. Mr. McDonnell is actively involved in the community and serves on the Board of several prominent Kansas City institutions including the Harry S. Truman Library Institute, the Midwest Research Institute, the Nelson Atkins Museum of Art and as Chairman of the Board of Trustees of the Ewing Marion Kauffman Foundation. He previously served as the chairman of the Civic Council of Greater Kansas City, the Greater Kansas City Chamber of Commerce, the Kansas City United Way Campaign, and the Union Station Project Consultants. Mr. McDonnell serves as a director on the following corporate boards, Kansas City Southern, Euronet Worldwide, Inc., Commerce Bancshares, Inc., and Garmin LTD.
OTHER MATTERS
The Board knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy may vote thereon in accordance with their best judgment.
COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires every director and officer and each person owning directly or indirectly more than 10% of any class of equity security which is registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Because the Company’s equity securities are not registered pursuant to Section 12 of the Exchange Act, such beneficial ownership reporting requirements are not applicable.
STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
Proposals in the Company’s Proxy Statement
2008 Stockholder proposals submitted for inclusion as a stockholder proposal in the Company’s proxy materials for the 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive office at 11935 Riley, Overland Park, Kansas 66213 no later than December 19, 2007.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Statement
Pursuant to the advance notice provision of the Company’s Articles of Incorporation, a stockholder intending to introduce any proposal at the 2008 Annual Meeting of Stockholders (including a proposal to nominate a director), but not intending the proposal to be included in the Company’s proxy materials, must give notice to the Company’s Secretary no later than December 21, 2007.
By Order of the Board of Directors
/s/ Robert D. Regnier
Chairman of the Board and Chief Executive Officer
April 16, 2007

EXHIBIT A
BLUE VALLEY BAN CORP
AUDIT COMMITTEE CHARTER
I.	ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall consist of three or more independent directors of Blue Valley Ban Corp (the Company), meaning that each director shall not be an officer or employee of the Company, but shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. When a member of the Audit Committee is a party to any relationship that might call into question such member’s independence, as when such member has a short-term consulting contract with a major customer, the member should excuse himself from any decisions that might be affected by the relationship.

The following persons are not considered independent:
(1)	A director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

(2)	A director who accepts compensation from the Company or any of its affiliates during the previous fiscal year, other than compensation for board service;

(3)	A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

(4)	A director who is a partner in, or a controlling stockholder or an executive officer of, a for profit business organization from which the Company or any of its affiliates received payments (other than those arising from investments in the Company’s securities or repayments of borrowings to the Company or any of its affiliates) that exceed 5% of the Company’s or business organization’s consolidated gross revenue for that year, or $200,000, whichever is more; or

(5)	A director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

(6)	A director who is, or has an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.
The Board of Directors of the Company may also designate members of the Board of Directors of the Company’s wholly owned subsidiary, Bank of Blue Valley, as nonvoting advisory members of the Audit Committee.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a financial institution’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable time after their appointment to the Audit Committee, and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors to serve a term of 1year or until their successors shall be duly elected and qualified. The Board of Directors will appoint a Chair to preside at the Audit Committee meetings and schedule meetings as appropriate. The Chairman shall be responsible for Committee leadership, including scheduling and presiding over meetings and making regular reports to the Board of Directors. In the event the chairman is unable to attend a meeting, he may appoint an alternate to assume his responsibilities.

A simple majority, in person or conference, constitutes a quorum.

The committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices with full access to all Company books, records, facilities and personnel.

The Committee may engage independent counsel or other advisors, as it determines necessary to carry out its duties.

II.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors has established; and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster compliance with, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are as follows:
•	To serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	To review and appraise the audit efforts of the Company’s independent auditors and internal auditing functions.

•	To provide an open avenue of communication among the independent auditors, financial and senior management, the Internal Auditing Department, and the Board of Directors.

•	To report committee actions and make appropriate recommendations to the full Board of Directors.

•	To do whatever else the law, the Company’s charter or bylaws or the Board of Directors requires.
The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III.	MEETINGS

The Audit Committee shall meet at least four times a year and at such times as requested by the Chair. The Chair of the Audit Committee shall prepare or approve an agenda in advance of each meeting. The Company’s chief executive officer, chief financial officer, supervisor of the internal audit function, outside legal counsel, and representatives from the independent auditors may be invited to any meetings. Other management may be invited as necessary. Non-committee members may be excused from attendance at any meeting or portion of any meeting by the Chair. No member of the Audit Committee shall vote on any matter as to which his or her independence may be in question.

As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of Internal Audit and the independent auditors in separate executive sessions to discuss any matter that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or its Chair should meet with the independent auditors and management quarterly to review the Company’s financial statements and significant findings based upon the auditor’s limited review procedures.

IV.	RESPONSIBILITIES

To fulfill its duties and responsibilities the Audit Committee shall:
Financial Statements
1.	Review the Company’s audited financial statements prior to the filing of the Company’s Annual Report on Form 10-K.

2.	Review the Company’s quarterly financial results prior to the filing of the Company’s Quarterly Report on Form 10-Q.

3.	Review, as appropriate, any other material financial information submitted to any governmental or public body, including any certification, report, opinion, or review rendered by the independent auditors but not including any tax returns.

4.	In connection with the Company’s year-end financials, discuss with financial management and the independent auditors significant issues regarding accounting principals, practices and judgments and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61.

5.	In connection with the Company’s interim financials, discuss with financial management and independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 71. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of the quarterly review and communication.

6.	Consider and approve, if appropriate, significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the director of Internal Auditing.

7.	Review and cause action to be taken, as appropriate, for (1) complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and (2)

confidential submissions by employees regarding questionable accounting or auditing methods.
Independent Auditors
8.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company’s stockholders. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement).

9.	Ensure annual receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

10.	Ensure receipt of written confirmation from the independent auditors that they are registered with the Public Company Accounting Oversight Board (“Public Oversight Board”) and are in compliance and in good standing with the Public Oversight Board

11.	Actively engage in dialogue with the independent auditors and legal counsel with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

12.	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors.

13.	Meet with the independent auditors to review the scope of the proposed audit for the current year, the audit procedures to be utilized, the location, reliance on management, and staffing for the audit.

14.	Approve, in advance, engagement of the independent auditors to perform audit services. In addition, approve, in advance, any non-audit service, including tax services, unless the aggregate amount of all such non-audit services provided to the issuer constitutes not more than 5 percent of the total amount of revenues paid by the issuer to its auditor during the fiscal year in which the nonaudit services are provided.
(1)	The Audit Committee of Blue Valley Ban Corp has elected to delegate to the Chair of the Audit Committee the authority to grant preapprovals required by this section in an amount not to exceed $15,000 per engagement. The decisions of the Chair to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Audit Committee at each of its scheduled meetings
15.	Following each audit by the independent auditors, obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

16.	Supervise the coordination of the internal and external audits in a manner designed to produce completeness of coverage, reduce redundancy and use audit resources effectively.
Internal Controls
17.	Review, as appropriate, with the independent accountant and the director of Internal Audit, the adequacy of the Company’s internal controls, including computerized information system controls and security, and any significant findings and recommendations made by the independent accountant or director of Internal Audit, together with management’s responses to them.

18.	Meet periodically with management, the director of Internal Auditing and the independent auditor regarding significant risks and exposures and assess management’s steps to minimize them.

19.	Meet periodically with management, the primary independent auditor, and the director of Internal Audit if any party thinks there might be a need to engage additional auditors. The Audit Committee will determine whether to engage an additional firm and, if so, which one.
Internal Audit
20.	The Audit Committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the director of Internal Audit.

21.	Review the regular Internal Audit reports with management’s response.

22.	Review, as appropriate, with the director of Internal Audit, the Internal Auditing Department’s charter, organization, activities, independence, budget and staffing, and whether the Internal Auditing Department has complied with the Institute of Internal Auditing’s Standards for the Professional Practice of Internal Auditing.

23.	Review, as appropriate, any difficulties the Internal Auditors encountered while conducting audits, including any restrictions on the scope of their work or access to required information, and any changes to the planned scope of management’s Internal Audit plan that the Audit Committee thinks advisable.
Compliance
24.	Review the effectiveness of the system for monitoring compliance with laws and regulations, management responses, and follow-up of any instances of noncompliance.

25.	Review the findings of any examinations by regulatory agencies and any auditor observations.

26.	Obtain regular updates from management, internal audit, compliance, independent auditors, and company legal counsel regarding compliance matters.
Proxy Statement
27.	Approve the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

28.	Oversee the publication of this Charter at least every three years in the Company’s annual proxy statement in accordance with SEC regulations.
Ethical Compliance
29.	Establish, review and update periodically a Code of Ethical Conduct (the “Ethical Code”).

30.	Review management’s monitoring of the Company’s compliance with the Ethical Code.

31.	Obtain reports from management, the Company’s director of Internal Audit and the independent auditor that the Company’s subsidiary entities are in conformity with applicable legal requirements and the Company’s Ethical Code.

32.	Advise the Board of Directors on the Company’s policies and procedures regarding compliance with the Ethical Code.
Miscellaneous
33.	Review and reassess the adequacy of this Charter at least annually.

34.	Review with the Company’s general counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies related to financial matters or the Ethical Code and any material reports or inquiries related to financial matters that are received from regulators or governmental agencies.

35.	Periodically conduct a self-assessment of the Audit Committee’s performance.

36.	Advise the Board of Directors on the Company’s policies and procedures regarding compliance with applicable laws and regulations related to financial matters.

37.	Review, as appropriate, policies and procedures regarding officers’ expense accounts and perquisites, including the use of corporate assets, and consider the results of any review of those areas by the director of Internal Audit or the independent accountants.

38.	Submit the minutes of all meetings of the Audit Committee to, and discuss the matters discussed at each Audit Committee meeting with, the Board of Directors, as appropriate.

39.	Discuss with management proper review systems to see that the Company’s financial statements, reports and other financial information are disseminated to governmental organizations and the public in accordance with legal requirements.

40.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.
V.	CONCLUDING STATEMENT

While the Audit Committee has the responsibilities and powers set forth in this Charter, management is ultimately responsible for:
•	The preparation, integrity, and fair presentation of the Company’s financial statements

•	Establishing and maintaining an internal control structure over financial reporting, and safeguarding and management of assets

•	Ensuring compliance with federal and state laws and regulations

PROXY	PROXY
BLUE VALLEY BAN CORP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors
PLEASE FILL IN, DATE AND SIGN PROXY AND RETURN
IN THE ENCLOSED PREPAID ENVELOPE PROMPTLY
The undersigned hereby constitutes and appoints Patricia L. Day and Mark A. Fortino, and each or any of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of Blue Valley Ban Corp to be held in the Community Room at the Bank of Blue Valley’s College Banking Center located at 7900 College Boulevard, Overland Park, Kansas 66210 on Wednesday, May 16, 2007, at 5:45 p.m. and at any adjournments or postponements thereof, and in connection therewith to vote all of the shares of Blue Valley Ban Corp’s common stock which the undersigned would be entitled to vote, as set forth below. This proxy revokes all prior proxies given by the undersigned.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH BELOW.
PROPOSAL 1: ELECTION OF DIRECTORS — NOMINEES ARE: MIKE J. BROWN AND ANNE ST. PETER.

☐ FOR NOMINEES	☐ WITHHOLD AUTHORITY FOR NOMINEES

☐ FOR ALL EXCEPT:

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME ON THE LINE ABOVE.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED ON THIS PROXY. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE NOMINEES FOR DIRECTOR AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
NO PROPOSAL IS CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.
Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.

Dated:	, 2007

Signature:

Signature:

Important: Please date this Proxy; sign exactly as your name(s) appear hereon. When signing as joint tenants, all parties to the joint tenancy should sign. When signing the Proxy as attorney, executor, administrator, trustee or guardian, please give full title as such.